   As filed with the U.S. Securities and Exchange Commission on January 24, 2002



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM S-8/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                       Security Asset Capital Corporation
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


            Nevada                                        88-0199674
---------------------------------              ---------------------------------
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

            2701 "B" Street, Suite 1775, San Diego, California 92101
--------------------------------------------------------------------------------
          (Address of Principal Executive Offices, including ZIP Code)


                      Amended and Restated 2001 Stock Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


    David R. Walton, 701 "B" Street, Suite 1775, San Diego, California 92101
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (619) 232-9950
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

Proposed                   Proposed                  Maximum           Maximum
Title of                   Amount of Shares          Offering          Aggregate Amount
Securities to              to be                     Price Per         of Offering               Registration
be Registered              Registered                Share(1)          Price(1)                  Fee
---------------            ----------------          ---------         ----------------          ------------
                                                     $.001 par value
Common                        2,500,000              $ 1.06               $2,650,000               $ 662.50
Stock
---------------            ----------------          ---------

TOTALS                        2,500,000              N/A                  $2,650,000               $ 662.50
                           ================          =========         =================         ============

(1) Reflects an Increase by 2,500,000 in authorized number of shares underlying the Amended and Restated 2001 Stock Plan.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) based upon the average of the value of the common stock quotation of the Registrant's Common Stock as reported on the NASDAQ Bulletin Board

                   Form S-8/A Pursuant to General Instruction E

This Form S-8/A is filed with the Securities and Exchange Commission (the "Commission") pursuant to General Instruction E to Form S-8. The contents of the earlier Registration Statement on Form S-8, Registration Nos. 333-63058, are hereby incorporated by reference into this Form S-8/A. All capitalized terms not defined herein shall have the same meaning as set forth in the Form S-8.

Item 8.  Exhibits

5.1      Legal Opinion of The Krueger Group, LLP
10.1     The Security Asset Capital 2001 Stock Plan
23.1     Consent of Hurley & Company
23.2     Consent of The Krueger Group LLP is included in Exhibit 5.1
24.1     Power of Attorney is included in the signature pages.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the 24th day of January 2002.

                                SECURITY ASSET CAPITAL CORPORATION

                                By:     /s/ Darrell G. Musick
                                Name:   Darrell G. Musick
                                Title:  President

We, the undersigned officers and directors of Security Asset Capital Corporation hereby severally constitute and appoint Darrell G. Musick, as our true and lawful attorney, with full power to him, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement, including but not limited to any Registration Statement filed to register additional Common Stock which may be acquired pursuant to the Amended Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the NASDAQ Bulletin Board; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-8/A has been signed by the following persons in the capacities and on the dates indicated:

NAME                         TITLE                             DATE

/s/ David R. Walton          Chief Executive Officer           January 23, 2002
--------------------------
David R. Walton              Chairman of the Board, Chief Executive Officer

/s/ Darrell G. Musick        President                         January 23, 2002
--------------------------
Darrell G. Musick            President and Director

/s/ David S. Walton          Director                          January 23, 2002
--------------------------
David S. Walton

/s/ Richard Wensel           Director                          January 23, 2002
--------------------------
Richard Wensel

/s/ Daniel J. Hill           Director                          January 23, 2002
--------------------------
Daniel J. Hill

                                  EXHIBIT INDEX

Exhibit
Number          Description

5.1             Legal Opinion of The Krueger Group LLP
10.1            The Security Asset Capital 2001 Stock Plan
23.1            Consent of Hurley & Company LLP
23.2            Consent of The Krueger Group LLP is included in Exhibit 5.1
24.1            Power of Attorney is included in the signature pages.